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THIS REPORT IS A COPY OF A PREVIOUSLY ISSUED ANDERSEN REPORT AND THAT REPORT HAS
NOT BEEN REISSUED BY ANDERSEN.
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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated May 13, 2002, included in this Form 11-K for the year ended December 31, 2001, into Occidental Petroleum Corporation's previously filed Registration Statement No. 333-83124.




Arthur Andersen LLP


Los Angeles, California
May 13, 2002


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Arthur Andersen LLP has not issued a new consent to the incorporation of its report, dated May 13, 2002,a copy of which is included in this Form 11-K for the year ended December 31, 2001, into Registration Statement 333-79613. As a result, Andersen may not be among the persons having civil liability under
Section 11 of the Securities Act of 1933, as amended, if such Registration Statement is found to be false and misleading.
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